Exhibit 10.13

CONTRACT SERVICES AGREEMENT

THIS CONTRACT SERVICES AGREEMENT (“Agreement”) is made and entered into 18th day of May, 2005 (the “Effective Date”), by and between VERTEX PHARMACEUTICALS (SAN DIEGO) LLC, a Delaware limited liability company, having a principal place of business at 11010 Torreyana Road, San Diego, CA 92121, USA (hereinafter “Vertex”) and WUXI PHARMATECH CO., LTD., having a business address at 2nd Floor, A, Building 4, #253 Aidu Road, Waigaoqiao Free Trade Zone, Shanghai, China 200131 (hereinafter “Company”).

WITNESSETH

WHEREAS, Company provides certain contract chemistry and research services to pharmaceutical and biotech companies; and

WHEREAS, Vertex wishes to engage Company to perform, and Company wishes to perform, such services on Vertex’s behalf in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE in consideration of the above premises and the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. SERVICES

(a) Projects. Company shall perform contract chemistry and research services, including chemical synthesis and chemical process research, and shall provide technical expertise in the field of organic chemical synthesis and related areas (all of the foregoing hereinafter referred to collectively as “Contract Services”), as requested by Vertex from time to time. The Contract Services will be as mutually agreed by the parties and set forth in numbered appendices in the form attached hereto as Exhibit A, commencing with Appendix #01, for each such project (the “Project”), executed by an authorized representative of each party. Vertex will define the Project parameters and Company will provide Vertex with reasonable estimates of the costs required to perform the Project.

2. TERM AND TERMINATION

(a) Term. This Agreement shall commence on the Effective Date, and shall remain in effect for a twelve-month period (the “Term”). Thereafter, this Agreement shall automatically renew for additional 12-month Term(s).

(b) Termination. Company may terminate this Agreement or any Appendix prior to completion of the Contract Services at any time for a material breach by Vertex, including but not limited to non-payment, provided that Company will have first given thirty (30) days prior written notice to Vertex describing such breach and stating Company’s intention to terminate this Agreement if such breach remains uncured, and Vertex thereafter fails to cure such breach within such thirty (30) days period. Vertex may terminate this Agreement or any appendix hereunder at any time upon thirty (30) days prior written notice to Company.

(c) Consequences of Termination. Termination shall be without prejudice to any other right or remedy either party may have arising on or before the date of termination. Within seven (7) days after the effective date of termination of this Agreement or any Appendix hereunder by Vertex, Company shall deliver to Vertex: (i) a report on the progress of the Contract Services and all Project deliverables, if any, up to the effective date of termination, (ii) a list of identities and quantities of all intermediates and undelivered Work Product, (iii) any other information and materials reasonably requested by Vertex in connection with the Contract Services. Upon request Company shall promptly return to Vertex all written copies or other embodiments of Vertex’s confidential information, except that Company may retain one (1) copy of Vertex’s confidential information solely to determine Company’s obligations hereunder.

3. REPORTING

Company shall keep Vertex regularly informed of the progress of the Contract Services and shall provide such progress and summary reports at such times and in the manner as specified in the applicable Appendix, and provide such other records and documents (including without limitation validation reports, protocols, SOPs and raw data) as may be reasonably requested by Vertex relating to the Contract Services. Company shall retain copies of all records, documents and raw data produced by it hereunder for such period of time as shall be required under applicable regulations or as otherwise agreed in the applicable Appendix. All reports and communication regarding the Contract Services shall be directed to Dr. Lew Makings of Vertex or other individuals as may be designated from time to time by Vertex.

4. ACCEPTANCE AND DELIVERY

(a) Acceptance. The technical specifications for Project deliverables will be as set forth in the applicable Appendix. Company shall ship the Project deliverables in accordance with Vertex’s instructions and at Vertex’s expense. Vertex shall accept or reject such Project deliverables based on Vertex’s internal testing and analyses within fifteen (15) days after receipt of such Project deliverables from Company. If Vertex rejects the Project deliverables by written notice given to Company within such fifteen (15) day period, and such rejection is not disputed by Company, Company, at its expense (unless otherwise provided in the applicable Appendix), shall promptly provide a replacement quantity of such Project deliverables meeting the applicable technical specifications or, at Company’s option, shall refund the price paid for the work carried out during the Project under which such Project deliverables were made. In the event that Vertex does not notify Company whether it accepts or rejects the Project deliverables within such fifteen (15) day period, such lack of notification shall be deemed an acceptance of the Project deliverables. If a dispute arises between the parties as to any failure of the Project deliverables to meet the applicable technical specifications which cannot be resolved by the parties within thirty (30) days of Vertex’s notice to Company as set forth above, either Vertex or Company shall be entitled to require that the matter in dispute be referred to a United States based independent laboratory nominated by agreement of the parties. Such referral shall be solely for the purpose of establishing whether or not there is any failure of the Project deliverables to meet the applicable technical specifications. The decision of such independent laboratory shall be binding upon the parties and the party against which the decision is made shall be responsible for the costs of the independent laboratory.

(b) Delivery. Deliveries of all Project deliverables will be made to *. Risk of loss and title in respect of all Project deliverables supplied to Vertex under this Agreement shall pass to Vertex on delivery to the carrier designated by Vertex at Company’s facility, except to the extent such loss is caused by Company’s negligence in packaging the Project deliverables.

5. COMPENSATION

The amount to be paid and the payment schedule shall be set forth in the applicable Project Statement. In the event of termination of this Agreement or any Project Statement prior to completion, Vertex shall pay all costs accrued by Company as of the date of termination, including non-cancelable obligations incurred prior to the notice of termination, and reasonable costs associated with winding up the Studies. Terms are net 30 days from Vertex’s receipt of the Company’s invoice. Invoices shall be sent to:

Vertex Pharmaceuticals (San Diego) LLC

P.O. Box 390309

Cambridge, MA 02139

Attention: Contracts Management Group

6. CONFIDENTIAL INFORMATION AND MATERIALS

(a) Confidential Information. Company shall hold all of Vertex’s Confidential Information in confidence and shall not disclose any Confidential Information to any third party. Company shall use the same level of care to prevent any unauthorized use or disclosure of such Confidential Information as Company exercises in protecting Company’s own information of similar nature. Company shall not use Vertex’s Confidential Information for any purpose except as may be necessary in the ordinary course of performing Contract Services hereunder, without the prior written consent of Vertex. For purposes hereof, Vertex’s “Confidential Information” shall mean (a) all project parameters as set forth in the Project Appendices, including but not limited to, the identity of compounds requested by Vertex, (b) all Work Product, as defined below, and (c) all data, trade secrets, business plans, and other information of a confidential or proprietary nature, belonging to Vertex or its affiliates or third parties with whom Vertex may have business dealings, disclosed or otherwise made available to Company by Vertex; provided, however, that Confidential Information shall not include information Company receives from Vertex which Company establishes by competent proof: (a) is in the public domain at the time of disclosure; (b) after disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement; (c) was in Company’s possession at the time of disclosure by Vertex, except to the extent such information was previously disclosed by Vertex to Company under obligations of confidentiality; (d) is rightfully received by Company from third parties who have no obligations of confidentiality to Vertex; or (e) is required to be disclosed by any applicable statute, law, rule or regulation of any governmental authority or pursuant to any order of any court of competent jurisdiction; provided that Company shall advise

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Vertex in a timely manner prior to making any such disclosure to enable Vertex to apply for such legal protection as may be available with respect to the confidentiality of the Confidential Information.

(b) Materials. Company shall not distribute or release any compounds or other material provided to Company by Vertex hereunder (hereinafter referred to collectively as the “Vertex Material”) to any third party, unless prior written permission is obtained from Vertex. Company may use the Vertex Material solely for the purposes of performing Contract Services under this Agreement, or as otherwise expressly agreed in writing by Vertex. Company will use the Vertex Material in compliance with all applicable governmental regulations. Nothing herein shall be construed as a grant of any rights under any Vertex patents. Company shall have no rights to the Vertex Material other than as provided in this Agreement, and at the request of Vertex at any time, Company will return to Vertex or destroy all unused Vertex Material.

7. WORK PRODUCT AND INVENTIONS

(a) Disclosure of Inventions. Company will promptly disclose to Vertex all inventions and discoveries, whether or not patentable or copyrightable, including formulas, processes, techniques, data, copyrightable material, derivative works, and improvements, (collectively, “Inventions”), that are conceived and/or reduced to practice by Company directly from the performance of the Projects using Vertex’s Confidential Information and/or the Vertex Material.

(b) Ownership. All Project deliverables, materials, data, work product, results, reports, drawings, and any other information received, generated, derived or provided to Vertex by Company as part of or in connection with the performance of the Projects using Vertex’s Confidential Information and/or Vertex Material (all of the foregoing collectively, “Work Product”) will be and remain the sole property of Vertex. Company hereby assigns to Vertex any rights it may have or acquire in any and all such Work Product and Inventions as defined above, and Company shall not have any rights to disclose or otherwise use any Vertex Work Product or Inventions hereunder except with Vertex’s prior written consent. Company shall assist Vertex in every reasonable way (including causing its personnel and subcontractors to execute requisite documents relating to patent applications on Inventions) to obtain and enforce patents on any such Inventions. Company’s obligation to assist Vertex in obtaining and enforcing patents will continue beyond the expiration or termination of this Agreement, and Vertex will compensate Company at reasonable rates for the assistance Company provides at Vertex’s request. Company hereby irrevocably appoints Vertex and its duly authorized officers and agents as Company’s agents and attorneys-in-fact to execute and file all documents and perform all other lawful acts related to the terms of this paragraph.

8. LIABILITY

(a) Indemnification of Vertex. Company shall secure and maintain in full force and effect throughout the Term, insurance coverage for Workers Compensation and General Liability in amounts appropriate to the performance of the Contract Services by Company and its personnel. Certificates evidencing such insurance will be made available for examination upon request by Vertex. Company shall indemnify Vertex from and against any loss, claim, damage or liability, of whatsoever kind or nature, which may arise from or in connection with (i)

Company’s performance of the Contract Services, including production of any Work Product hereunder, and (ii) the use, handling, storage or disposal of the Vertex Material by Company, except to the extent caused by the negligence or intentional misconduct of Vertex.

(b) Indemnification of Company. Vertex shall indemnify Company from and against any loss, claim, suit, liability, damages or expense, of whatsoever kind or nature, arising out of Vertex’s use of the Work Product, except to the extent that such loss, claim, suit, liability, damages or expense results from the negligence or intentional misconduct of Company.

9. WARRANTIES AND PERFORMANCE

(a) Company Warranties. Company represents and warrants that (i) Company possesses the legal right and authority to execute and perform this Agreement, and (ii) the execution and performance of this Agreement will not violate any other agreement, commitment or obligation by which Company may be bound, nor are the terms of this Agreement superseded by the terms of any other agreement, and (iii) to the best of its knowledge, Company’s application of its technology to the Vertex Material will not infringe any third party intellectual property rights.

(b) Performance of Projects. Company understands and acknowledges that in connection with the performance of the Projects, certain materials may be generated or produced which may have unknown biological and physiological effects including various toxicities, flammability or explosive hazards. Company will accordingly ensure that any personnel making, handling, disposing of and otherwise potentially exposed to such Project materials take appropriate precautions. The Projects shall be performed in accordance with this Agreement, the applicable Appendix and any applicable protocol agreed upon by the parties and in accordance with applicable good laboratory practices, other applicable regulations, and professional standards. If Company’s performance of the Projects fails to conform to the foregoing, and Company receives timely notice thereof from Vertex, Company shall, at Vertex’s election, either (i) return the fees paid for that portion of the Projects that is determined to be nonconforming, or (ii) re-perform such Projects at no additional cost to Vertex.

10. NOTICES

Except as provided in Section 3, any notice or other communication required or permitted to be given hereunder shall be sufficient if hand delivered or if sent by overnight courier, or by certified mail, return receipt requested, postage prepaid, to the respective addresses set forth above, or, in each case, to such other address as may be designated by written notice given in the manner herein provided. Time of notice or other communication shall be deemed to be the date of receipt.

If to Vertex, such notices will be sent to the attention of the Legal Department, and if to Company, such notices will be sent to the attention of Dr. Ge Li, CEO, and in each case, in the manner as set forth above.

11. ASSIGNMENT AND SUBCONTRACTING

(a) Assignment. This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that Vertex may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of the business to which this Agreement pertains, or in the event of its merger or consolidation or change in control or similar transaction.

(b) Subcontracting. Company shall not subcontract any of its obligations hereunder unless (i) Vertex gives its prior approval, and (ii) the subcontractor agrees to be bound by the terms and conditions of this Agreement to the extent they apply to the obligations subcontracted. Notwithstanding the foregoing, Company shall remain fully responsible for the performance of all obligations under this Agreement.

12. RELATIONSHIP OF THE PARTIES

Company’s relationship to Vertex under this Agreement shall be that of an independent contractor. Neither the making of this Agreement nor the performance hereunder shall be construed to constitute either party an agent, employee or legal representative of the other party for any purpose. Neither party shall, by reason of this Agreement, have the authority to bind the other.

13. PUBLICITY

Neither party may use the name of the other, nor that of any employee of the other, nor any trade or service mark or trade name of the other party, in any publicity, news release, publication or advertising on or via any media without the prior written consent of the other party.

14. FORCE MAJEURE

If either party is affected by any circumstances beyond its reasonable control (including, without limitation, any fire, flood, earthquakes, legal restrictions, civil disturbance, strike, lock-out or other form of industrial action) it shall forthwith notify the other party of the nature and extent thereof. Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent such delay or non-performance is due to any such circumstance described above of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

15. ENTIRE AGREEMENT

This Agreement and any Appendices attached hereto constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No modification or amendment hereof shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of both parties. No actual waiver of breach or default by a party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach or default of the same or any other provision.

16. DISPUTE RESOLUTION

Except as provided in Section 4, in the event of any controversy or claim arising out of or relating to this Agreement or the breach hereof (“Dispute”) the parties hereto shall be required to refer such Dispute to their respective presidents or CEO’s or such other parties’ designated representative (provided such representative is at least a Vice President) who shall meet in person or by telephone within ten (10) business days after referral to attempt in good-faith to resolve such Dispute.

Any Dispute which cannot be settled by the parties as set forth above shall be settled by arbitration. Such arbitration shall take place in San Diego, California, USA. The arbitrator shall be jointly selected by the parties.

The arbitration finding shall be final and binding upon the parties and may be entered in any court having jurisdiction. The arbitrator shall award attorneys’ fees and other costs of the arbitration, including the fees and expenses of the arbitrator, to the prevailing party, as determined by the arbitrator.

17. SURVIVAL

Following expiration or termination of this Agreement the applicable provisions of Sections 2, 3 ,4, 5, 6, 7, 8, 9, 10, 11, 13, 16, and 17 shall remain in full force and effect in accordance with their terms.

[SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date set forth above.

VERTEX PHARMACEUTICALS (SAN DIEGO) LLC			WUXI PHARMATECH CO. LTD.

Signature:			Signature:
	Name:	Paul Negulescu, Ph.D.		Name:	Ge Li, Ph.D.
	Title:	Vice President, Research		Title:	CEO

AMENDMENT No. 1

CONTRACT SERVICES AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Contract Services Agreement dated May 18, 2005 (the “Master Agreement”), between Vertex Pharmaceuticals (San Diego) LLC and WuXi Pharmatech Co., Ltd. (the “Company”) is made this 29th day of June, 2005.

Whereas, Vertex Pharmaceuticals (San Diego) LLC is a wholly-owned subsidiary of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation; and

Whereas, Vertex Pharmaceuticals Incorporated wishes to become a party to the Master Agreement and engage the services of the Company under the terms and conditions of the Master Agreement; and

Whereas, the Company wishes to perform such services on behalf of Vertex Pharmaceuticals Incorporated and its subsidiaries, under the terms and conditions of the Master Agreement.

Now therefore, be it resolved, for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agree that the Master Agreement shall be amended by this Amendment No. 1 as follows:

1.	Parties. Vertex Pharmaceuticals Incorporated is made a party to the Master Agreement. All references in the Master Agreement to “Vertex” shall be deemed to refer to Vertex Pharmaceuticals Incorporated and its subsidiaries.

2.	Section 5 - Compensation. Section 5 of the Master Agreement is hereby amended by adding the following address for Company’s invoices to Vertex Pharmaceuticals Incorporated:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA 02139

USA

Attention: Contracts Management

3.	Section 10 - Notices. Section 10 of the Master Agreement is hereby amended by adding the following address for Company’s invoices to Vertex Pharmaceuticals Incorporated:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA 02139

USA

Attention: Office of General Counsel

All Project communications will be addressed as specified in the applicable Appendix.

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Except as amended hereby, the terms and conditions of the Master Agreement shall remain in full force and effect. This Amendment No. 1 shall become effective upon execution by both parties hereto.

In Witness Whereof, the undersigned have duly executed this Amendment No. 1 as of the date first above written.

VERTEX PHARMACEUTICALS INCORPORATED		WUXI PHARMATECH CO., LTD.

By:		By:
	Jeffrey D. Wilson, Ph.D. VP, Pharmaceutical Operations		Ge Li, Ph.D. CEO

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CONTRACT SERVICES AGREEMENT

APPENDIX #VT-051213

THIS APPENDIX to the Contract Services Agreement dated May 18, 2005, as amended by Amendment No. 1 (collectively, the “Master Agreement”), is made by and between Vertex Pharmaceuticals Incorporated and WuXi PharmaTech Co. Ltd. All capitalized terms not otherwise defined herein shall have the meaning so attributed to such terms in the Master Agreement.

Period of Performance: This Appendix shall become effective as of the date of execution and shall remain in effect until the completion of the Project or until such time Vertex elects to exercise its termination rights, as outlined in Section 2(b) of the Master Agreement. It is anticipated the Project will commence early January, 2006 and be completed by June 30, 2006.

Scope of Services; Deliverables: Company shall synthesize and deliver to Vertex’s designee *, made according to the specifications described in Attachment 1, attached hereto and incorporated herein by reference.

Company will procure all materials necessary for the production of *, including * of a certain starting material, *. Any unused * will be stored by Company on Vertex’s behalf, and at Vertex’s expense, in a dedicated storage area at the Company for a period of one year from the date of completion of the Project.

In connection with the Project, Vertex will provide Company with detailed process descriptions and analytical methods, a specification document and technical support during laboratory evaluations and plant production, if necessary.

Company will submit samples of completed * to Vertex in advance of the delivery, in order to confirm the acceptability of the * to Vertex. Company will conduct the Contract Services in accordance with Company’s Standard Operating Procedures (SOPs), including handling of all raw materials, unless otherwise specified in writing by Vertex.

Upon completion of the Project, Company will provide to Vertex copies of pertinent production records, data and summary reports from the production. In addition, Company will recover * and * for re-use during the production of the *.

Ship To: Company shall deliver the * to Vertex’s third party contractor, *, at the address listed below:

*

Budget and Payment Schedule: Vertex shall pay Company (i) at the rate of * delivered to * upon completion of the Project and Vertex’s confirmation of * receipt of material; (ii) a total of * for the *; and (iii) a total of * for storage of the *. In no event shall the total amount payable by Vertex under parts (i), (ii) and (iii) exceed * without Vertex’s written authorization.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The parties acknowledge that the costs of shipping and handling deliverables is not included in the total amount payable above and will be as mutually agreed by the parties prior to Company’s shipment of material to *.

All costs and fees are quoted in US Dollars. Payment terms are net 30 days from Vertex’s receipt of Company’s invoice. Company’s invoice should be sent to:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA 02139

USA

Attention: Contracts Management

EXECUTED as of the 12th day of January, 2006.

ACCEPTED AND AGREED:

VERTEX PHARMACEUTICALS INCORPORATED	WUXI PHARMATECH CO. LTD.

By:	By:
Name:	Name:
Title:	Title:

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONFIDENTIAL

ATTACHMENT 1

*

1.	Appearance: White Solid

2.	Purity: *

3.	Enantiomeric Excess: *

[END OF ATTACHMENT 1]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONTRACT SERVICES AGREEMENT

APPENDIX (NOVEMBER 13, 2006 –*)

APPENDIX, dated November 13, 2006 (the “Date of Execution”), to the Contract Services Agreement, dated May 18, 2005, as amended by Amendment No. 1, dated June 29, 2005 (collectively, the “Master Agreement”), is made by and between Vertex Pharmaceuticals Incorporated (hereinafter “Vertex”) and WuXi PharmaTech Co. Ltd. (hereinafter “WuXi PharmaTech” or “WuXi”). All capitalized terms not otherwise defined herein shall have the meaning so attributed to such terms in the Master Agreement.

1. Period of Performance: This Appendix shall become effective as of the Date of Execution and shall remain in effect until the completion of the Project or until such time Vertex elects to exercise its termination rights, as outlined in Sections 11 and 12 set forth below. It is anticipated the Project will commence in January 2007 and WuXi PharmaTech will use best commercial efforts to ship the Product (as defined below) in accordance with the delivery dates defined in this Appendix.

2. Scope of Services (the “Proiect Deliverables”): WuXi PharmaTech shall synthesize and deliver to Vertex’s designee (defined below) a total of *, also known as * (the “Product”), made according to the specifications attached hereto as Exhibit 1 and incorporated herein by reference (the “Specifications”). The * is estimated to be produced continuously by WuXi PharmaTech * and will be shipped to Vertex’s designee, or stored as described below, on a monthly basis with the following projections:

1.	*to be shipped prior to *;
2.	*to be shipped after * and before *;
3.	*to be shipped after * and before *; and
4.	*to be shipped after * and before *.

3. Product Acceptance Terms: For each individual batch of Product produced, WuXi PharmaTech will submit a Certificate of Analysis along with samples of completed Product to Vertex, or its designee, in advance of the delivery, in order for Vertex to confirm the acceptability of the Product. Vertex will evaluate the samples and notify WuXi PharmaTech of acceptance or rejection within 15 days after receipt of such samples, as the case may be. In the event that Vertex rejects a particular delivery (either because the samples are rejected or because the Product delivered does not meet the Specifications and other requirements described herein), at Vertex’s election, WuXi PharmaTech will either refund any payments made for the non-conforming Product or re-perform such Project Deliverables. The parties agree that the provisions of Section 4(a) of the Master Agreement regarding Product acceptance and rejection will not apply to the Project Deliverables described in this Appendix.

4. Compliance: WuXi PharmaTech will manufacture and handle the Project Deliverables in accordance with WuXi PharmaTech’s Standard Operation Procedures (SOPs), including handling of all raw materials, unless otherwise specified in writing by Vertex, and in compliance with all applicable health, safety, environmental and labor laws.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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5. Product Records: Upon completion of each of the shipments or upon the * release by WuXi PharmaTech as described above, and as may be requested by Vertex, WuXi PharmaTech will provide to Vertex copies of pertinent production records, data and summary reports from the production generated in connection with the applicable shipment.

6. Raw Materials: In connection with performance of the Project Deliverables, WuXi PharmaTech will be solely responsible to procure, at its expense, all raw materials necessary for the production of the Product with the exception of *, which Vertex will make available to WuXi PharmaTech at no charge except in the event that WuXi’s process yields less than the target conversion yield described below. Anticipated raw material costs, with the exception of *, are set forth in Exhibit 3 attached hereto and incorporated by reference.

7. Vertex Provision of *: It is agreed and understood by WuXi PharmaTech that Vertex has contracted with * to produce and store ample quantities of * at the * finished goods warehouse in *. WuXi will define the quantity and timing of delivery of * required to perform the Project Deliverables and Vertex will release such quantities from * to WuXi. It is also agreed and understood that WuXi PharmaTech is working to identify an alternate source of supply of * and the parties may agree to source * from time to time from a new mutually approved alternate source. The target conversion yield of the * to * is * units of * to one unit of *. WuXi will reimburse Vertex at Vertex’s actual cost for additional * that is required if WuXi’s process yields less than this target conversion yield.

8. Storage; Ship To: Delivery terms shall be *, except that the delivery for the orders through July 31, 2007 will be * (INCO terms 2000). For delivery of Product manufactured under this Appendix up to July 31, 2007 and, upon written request by Vertex for subsequent Product supply, WuXi PharmaTech will store the finished Product either at WuXi PharmaTech at no additional charge to Vertex, or in a third party facility agreed upon by Vertex and at Vertex’s expense, pending request by Vertex to ship the Product to Vertex’s designee. Unless the Product is placed in storage in accordance with the terms described above, WuXi PharmaTech shall deliver the Product to Vertex’s third party contractor, * at the address listed below, and according to the following delivery term: * to a carrier approved in advance by Vertex.

*

In addition, Vertex may from time to time designate an alternate ship to designee.

9. Price, Budget, Invoice and Payment Terms: Vertex shall pay WuXi PharmaTech at the rate of * (which rate is fixed and shall not be adjusted as a result of currency exchange rate fluctuation) of acceptable Product delivered to storage or to * (or Vertex’s other designee). In no event shall the total amount payable by Vertex for completion of the Project under this Appendix exceed * without Vertex’s advance written authorization. Cost breakdown is attached in Exhibit 2 attached hereto and incorporated by reference. The parties acknowledge that the costs of

*

Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2	Appendix November 2006

storage, shipping and handling Product are not included in the total amount payable or in the per kilo price, each as set forth above and will be as mutually agreed by the parties prior to WuXi PharmaTech’s storage or shipment of Product to *or to another Vertex designee. All costs and fees in this Appendix are in US Dollars, and payment for Project Deliverables pursuant to this Appendix will be made in US Dollars and subject to Product Acceptance terms described above. Invoices will be submitted upon * for shipment of Product to Vertex’s designee, as applicable, and title will transfer to Vertex at the time the invoice is issued. Payment terms are net 30 days from Vertex’s receipt of WuXi PharmaTech’s invoice. WuXi PharmaTech’s invoice should be sent to:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA 02139 USA

Attention: Kevin Gerow, Finance Department, FWII

10. Long Term Supply Agreement: WuXi Pharmatech’s manufacture of Product following completion of the Project Deliverables under this Appendix will be subject to Vertex’s continued development of its proprietary compound known as * and the terms and conditions of a mutually acceptable long-term supply agreement (a “Supply Agreement”) to be negotiated in good faith by the parties. The Supply Agreement is anticipated to include such terms and conditions as are customarily found in commercial supply agreements of this nature. Subject to Vertex’s continued development of its proprietary compound known as * , the parties will use their commercially reasonable efforts to execute the Supply Agreement no later than *. Key terms of the Supply Agreement are expected to be as follows:

•

Plant production capacity beginning in *, for the manufacture and supply at WuXi’s operations in WuXi PharmaTech, China will be *of Product. This plant production capacity will be capable of delivering Product at a rate of * per calendar quarter.

•

Price of the Product will not exceed * per kilogram of Product, where the initial * equals the exchange rate between Chinese Yuan Renminbi (CNY) and U.S. Dollars (USD) of *. The * (or the next business day) * to match the actual exchange rate then in effect as published in the Wall Street Journal New York Edition; provided, however, *; and the * equals the * between CNY and USD as published in the Wall Street Journal New York Edition on the date of the pertinent Product invoice. If the * is within *, there will be no adjustment to the Product invoice. * with respect to currency exchange (i.e., no adjustment will be made that would increase or decrease the price of the Product * from the initial price of * For avoidance of doubt, the Product price of * is based on an initial *

•	WuXi Pharmatech will provide full transparency into costing of the Product, including cost of associated raw materials, labor, production yields and overhead rates.

•	WuXi Pharmatech will endeavor to reduce the cost to produce the Product over the term of the Supply Agreement. The Parties will negotiate in good faith an arrangement for *of the Supply Agreement.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3	Appendix November 2006

•

The initial term of the Supply Agreement will be for 5 years, subject to early termination penalties as indicated by * in Table 1 below, provided early termination penalties will not be payable in the event that Vertex terminates for cause.

•

The Parties will negotiate in good faith the annual volume of Product to be manufactured and delivered under the Supply Agreement, it being understood that WuXi PharmaTech has based its investment in new plant and equipment on an Annual Volume of Product (as defined below) in the range of *. Notwithstanding the foregoing and subject to WuXi’s pricing being commercially competitive, it is anticipated that the Supply Agreement will provide that if the Annual Volume of Product is less than * for Product from WuXi PharmaTech. The “Annual Volume of Product” will be the total of the Product forecasted * for a calendar year.

•	WuXi PharmaTech will offer *.

•	WuXi PharmaTech will endeavor to remain commercially competitive with respect to price.

•	WuXi Pharma Tech will obtain and maintain adequate insurance coverage from reputable insurers that is commercially reasonable in light of its contractual obligations.

Appendix November 2006 *- 3

11. Termination by Vertex Without Cause: Notwithstanding Section 2(b) of the Master Agreement as it applies to Vertex, Vertex may terminate this Appendix * upon written notice to WuXi PharmaTech. If Vertex terminates this *, Vertex will then pay to WuXi PharmaTech the applicable amount set forth in the following table (Table 1). For purposes of this Section 11, unless the parties are in good faith negotiations to complete and execute a Supply Agreement, it shall be deemed a termination of this Appendix by Vertex (with effective notice of termination deemed to be *) if WuXi has completed the Project Deliverables under this Appendix and the parties fail to enter into a Supply Agreement by * for any reason attributable solely to Vertex.

Table 1

Date of Notice of Termination	Termination Fee Payable by Vertex
*	*
*	*
*	*
*	*
*	*

Applicable to the Supply Agreement contemplated to be entered into by the parties as described in the Section 10, above.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4	Appendix November 2006

In addition to the applicable termination fee payment referenced above in Table 1, if Vertex terminates this Appendix (other than as a result of termination for cause as set forth in Section 12, below) prior to *, Vertex will pay (i) WuXi PharmaTech’s cost for services incurred for the work-in-process synthesis of Product up to the termination date and (ii) non-cancelable third party raw material costs that are allocable to the balance of delivery remaining under this Appendix (in all cases, not to exceed the applicable “Termination Wind-Up Costs” set forth on Exhibit 4 attached hereto and incorporated by reference. *. WuXi PharmaTech shall make available to Vertex, for audit, complete documentation related to any fees payable pursuant to this Section 11, including third party invoices and documentation of WuXi PharmaTech’s costs associated with the synthesis of Product work-in-process.

12. Termination by Vertex for Cause: This Appendix may be terminated at any time by Vertex (a) if WuXi is in breach of its material obligations under this Appendix and has not cured such breach within sixty (60) days after notice from Vertex; or (b) if WuXi has filed or instituted bankruptcy, reorganization, liquidation, receivership or similar proceedings, or assigned a substantial portion of its assets for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent.

13. Effects of Termination: Upon notice of termination, WuXi PharmaTech will use commercially reasonable efforts to cancel all open raw material orders or other commitments as necessary to minimize the amount of the termination “wind-up” costs payable by Vertex. In the event that this Appendix is terminated by either party, WuXi will return to Vertex or its designee all Vertex-provided inventory of *. In addition, WuXi will deliver to Vertex any work in process and finished Product made to Specifications (each in quantities consistent with and not to exceed those described in the Section 2, above) and any other information and materials reasonably requested. Vertex will pay for finished Product and work in process (at a pro rated price mutually agreed upon) in accordance with the terms of this Appendix.

14. Miscellaneous:

a. Project Deliverables are Contract Services. The parties agree to hereby amend the definition of Contract Services in the Master Agreement to include the Project Deliverables and related activities described in this Appendix.

b. Confidentiality. The terms and information contained in this Appendix including the attached Exhibits are Vertex Confidential Information.

c. Inventions and Work Product. The parties hereby agree to delete the first sentences of each of Sections 7(a) and 7(b) of the Master Agreement and replace them with the following:

Section 7(a): “WuXi will promptly disclose to Vertex all inventions and discoveries, whether or not patentable or copyrightable, including formulas, processes, techniques, data, copyrightable material, derivative works, and improvements, (collectively, “Inventions”), that are conceived and/or reduced to practice by Company directly from the performance of the Projects.”; and

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5	Appendix November 2006

Section 7(b) “All Project Deliverables, materials, data, work product, results, reports, drawings, and any other information received, generated, derived or provided to Vertex by WuXi as part of or in connection with the performance of the Projects, (all of the foregoing collectively, “Work Product”) will be and remain the sole property of Vertex.”

d. Compliance with General Laws. The parties agree to comply with all relevant material laws in the performance of this Appendix, including but not limited to those relating to export control. Further, WuXi agrees that it will not take any action (a) in furtherance of an unlawful offer, promise or payment to a public official, or (b) that would cause Vertex to be in violation of the US Foreign Corrupt Practices Act (15 USC § 78dd, et seq.).

e. Governing Law. This Appendix shall be governed by and interpreted under the laws of the State of New York, USA, excluding (a) its conflicts of laws principles; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the “1974 Convention”); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

f. Arbitration. If the parties are unable to resolve a dispute despite using reasonable efforts to do so, either party may, by written notice to the other, pursue any matter through binding arbitration in accordance with the Rules for Non-Administered Arbitration then pertaining of the International Institute for Conflict Prevention and Resolution or its successors, except where those rules conflict with these provisions, in which case the provisions of this Appendix control. All proceedings will be conducted in the English language. The arbitration will be held in New York, New York, USA.

g. Limitation of Liability. In no event shall either party be liable to the other for any claim to punitive, exemplary, incidental, consequential, multiplied or special damages, including without limitation loss of profit or revenues; provided, however, this limitation shall not apply to claims with are indemnified under Section 8 of the Master Agreement.

h. Entire Agreement; Interpretation. This Appendix, together with the Master Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. In the event of any conflict between the terms of this Appendix and the Master Agreement, the terms of this Appendix shall prevail.

i. Survival. Following completion of the Project Deliverables or earlier termination of this Appendix, in addition to the applicable provisions of the Master Agreement (described in Section 17 thereof), the provisions of Sections 3, 4, 5, 7, 9, 11, 12, 13, and 14 of this Appendix will survive and remain in full force and effect indefinitely.

[Signature Page Follows]

6	Appendix November 2006

EXECUTED as of the date first written above.

VERTEX PHARMACEUTICALS INCORPORATED		WUXI PHARMATECH CO. LTD.

By:		By:
	Joshua Boger, Ph.D. President and Chief Executive Officer		Ge Li, Ph.D. Chairman and Chief Executive Officer

7	Appendix November 2006

EXHIBIT 1

Specifications for Product (“*”)

[See attached]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

VERTEX	VERTEX PHARMACEUTICALS INCORPORATED 130 WAVERLY STREET, CAMBRIDGE, MA 02139 PHARMACEUTICAL OPERATIONS ANALYTICAL DEVELOPMENT DEPARTMENT TECHNICAL DEVELOPMENT SPECIFICATIONS (TDS)

VERTEX DOCUMENT NUMBER: *

TITLE: Specification for *

PROJECT: *

DS ☐ Intermediate ☐ DP ☐ Placebo ☐ Excipient ☐ Other: Raw Material

GLP ☐ GMP ☒ Non GMP/GLP ☐ General Purpose ☐

CORRESPONDING MAR:	N/A ☒

FOR DOCUMENTATION DEPARTMENT ONLY

EFFECTIVE DATE:	JUN 23 2006

APPROVALS

Author:	Todd A. Blythe, Manager, Quality Assurance	Date:

Approved:	Eda Ross Montgomery, Director, Analytical Development	Date:

Approved:	Andrew Jones, Director, Process Chemistry	Date:

Approved:	Mark DeRosch, Director, Regulatory Affairs	Date:

Approved:	Sep Naraghi, Director, Quality Control, Quality Assurance	Date:

DISTRIBUTION

Name	Company
Author/Approvers	Vertex
Principal Analyst – John Guzowski	Vertex
Minzhang Chen	Vertex
*	*

*	VERTEX PHARMACEUTICALS INCORPORATED	Page 1 of 4
CONFIDENTIAL INFORMATION
All references to Vertex document numbers refer to the most current version of that document.
OFFICIAL COPY

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

REVISION HISTORY

Note: For revision history of previous versions that are not detailed in the table below, see Vertex file for this Vertex document number.

Version	Justification/Impact Assessment:	Description of Change (include link to a process if applicable):	Author	Effective Date mm/dd/yyyy
.00	See * for Justification.	New Release	Todd A. Blythe	03/31/2006

.01	Please refer to *, the justification for *, where it is correctly written.	There is a typographical error in * The PURITY (GC) test in the OTHER TESTS section should read ASSAY (GC).	Todd A. Blythe	JUN 23 2006

*	VERTEX PHARMACEUTICALS INCORPORATED	Page 2 of 4
CONFIDENTIAL INFORMATION
All references to Vertex document numbers refer to the most current version of that document.
OFFICIAL COPY

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3	Appendix November 2006

Title: Specification for *

TEST	SPECIFICATION	METHOD[1]
*	*	*

*	VERTEX PHARMACEUTICALS INCORPORATED	Page 3 of 4
CONFIDENTIAL INFORMATION
All references to Vertex document numbers refer to the most current version of that document.
OFFICIAL COPY

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4	Appendix November 2006

Title: Specification for *

OTHER TESTS	SPECIFICATION	METHOD[1]
*	Report	*
*	Report *	*

Footnotes refer to the entire document

*	VERTEX PHARMACEUTICALS INCORPORATED	Page 4 of 4
CONFIDENTIAL INFORMATION
All references to Vertex document numbers refer to the most current version of that document.
OFFICIAL COPY

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5	Appendix November 2006

EXHIBIT 2

Cost Breakdown for Project Deliverables

Time	Cost
*	*
*	*
*	*
*	*

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

EXHIBIT 3

Anticipated Costs Break-down

Items	Cost ($/kg)
Material	*
Facility	*
Labor/overhead	*
Waste handling	*
Others	*
Total cost	*

The material cost does not include the cost of the raw material *

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

EXHIBIT 4

Termination “Wind-Up” Costs

Time	Anticipated Cost Not to Exceed
*	*
*
*
*
*

Represents amounts of *to be delivered and invoiced to Vertex during such quarter pursuant to Section 2 of the Appendix. The additional maximum costs subject to reimbursement of material preparation, * and *are as set forth above.

For example, if Vertex terminates the Agreement without cause on September 15, 2007, the Termination Wind Up Costs as set forth in Section 11 would be * plus the cost of the Q3 2007 shipment*, to the extent not previously invoiced.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

VERTEX™	Vertex Pharmaceuticals Incorporated 130 Waverly Street • Cambridge, MA 02139-4242 Tel: 617.444.6100 • Fax: 617.444.6680 www.vrtx.com

March 29, 2007

RE: Contract Services Agreement Appendix – * by and between WuXi and Vertex dated November 13, 2006 (the “* Agreement”) Amendment to Payments for *

Dear Mr. Suhan Tang:

As previously discussed, * is unable to continue to accept payment in US Dollars from Vertex as originally agreed in connection with deliveries of * to be used in WuXi’s production of * under the * Agreement. WuXi has agreed to make the payment on behalf of Vertex to *. In order to expedite payment of * (VAT inclusive) which has been owed to* by Vertex in connection with 2006 deliveries of * of *, Vertex will request * to issue a VAT inclusive invoice(s) to WuXi for * WuXi has agreed to make this payment to * in CNY on Vertex’s behalf immediately upon receipt of the invoice from *.

WuXi in turn will issue an invoice to Vertex for an amount equivalent to * calculated in US Dollars based on the CNY:USD exchange rate published in the Wall Street Journal (New York Edition) on the date of the invoice. Vertex shall pay WuXi that amount of the invoice in US dollars immediately upon receipt of the WuXi invoice.x

In addition, in connection with the current order for * of * being manufactured and delivered in March and April by * for Vertex for use in the manufacture of * by WuXi, * shall invoice WuXi in CNY for the full amount owed by Vertex at a rate of * (VAT inclusive) per kilogram upon delivery. Vertex will reimburse in US dollars (calculated as described above) WuXi for this payment to * promptly upon receipt of the WuXi US dollar invoice and no later than five (5) days prior to the date payment is due from WuXi to *

All other terms and conditions of the * Agreement remain in full force and effect. In addition. the terms of the agreement between * and Vertex regarding delivery and storage of * remain in full force and effect.

Please indicate your agreement to the terms of this letter by signing where indicated below and kindly return the signed letter via facsimile to Kevin Gerow at 617-441-6105, followed by postal delivery of the original signed copy.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

VERTEX™	Vertex Pharmaceuticals Incorporated 130 Waverly Street • Cambridge, MA 02139-4242 Tel: 617.444.6100 • Fax: 617.444.6680 www.vrtx.com

VERTEX PHARMACEUTICALS INCORPORATED

By:

WUXI PHARMATECH CO. LTD.

By:
Title:

2

CONTRACT SERVICES AGREEMENT

APPENDIX *

THIS APPENDIX to the Contract Services Agreement dated May 18, 2005, as amended by Amendment No. 1 (collectively, the “Master Agreement”), is made by and between Vertex Pharmaceuticals Incorporated and WuXi PharmaTech Co. Ltd. All capitalized terms not otherwise defined herein shall have the meaning so attributed to such terms in the Master Agreement.

Period of Performance: This Appendix shall become effective as of the date of execution and shall remain in effect until the completion of the Project or until such time Vertex elects to exercise its termination rights, as outlined in Section 2(b) of the Master Agreement. It is anticipated the Project will commence late-March, 2007 and be completed 14-16 weeks from commencement of the Project.

Scope of Services; Deliverables: Company shall synthesize and deliver to Vertex approximately * of Target Compound A, the * of Vertex proprietary compound *, made according to the specifications described in Attachment 1, attached hereto and incorporated herein by reference. Company will procure all materials necessary for the synthesis.

Company will conduct the Contract Services in accordance with Company’s Standard Operating Procedures (SOPs), including handling of all materials, unless otherwise specified in writing by Vertex. Upon completion of the Project, Company will provide to Vertex copies of pertinent documentation for the synthesis.

Budget and Payment Schedule: Vertex shall pay Company * for the synthesis upon completion of the Project and Vertex’s receipt of all Target Compound A synthesized under this Appendix. In no event shall the total amount payable by Vertex for Contract Services under this Appendix exceed * without Vertex’s written authorization, exclusive of shipping and handling charges.

All costs and fees are quoted in US Dollars. Payment terms are net 30 days from Vertex’s receipt of Company’s invoice. Company’s invoice should be sent to the attention of Contracts Management at:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA 02139

USA

Executed as of the              day of March, 2007.

ACCEPTED AND AGREED:

VERTEX PHARMACEUTICALS INCORPORATED	WUXI PHARMATECH CO. LTD.

By:	By:
Name:	Name:
Title:	Title:

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

ATTACHMENT 1

*

[End of Attachment 1]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

INCORPORATED 02139-4242	VERTEX PHARMACEUTICALS 130 WAVERLY STREET • CAMBRIDGE, MA TEL. 617.444.6100 • FAX 617.444-6645 http://www.vrtx.com

May     , 2007

Dr. Ge Li, CEO

WuXi PharmaTech Co., LTD.

288 FuTe ZhongLu

Waigaoqiao Free Trade Zone

Shanghai, China 200131

Re: Appendix (November 13, 2006 –*) (the “November 13th Appendix”), appended to that certain Contract Services Agreement (the “Agreement”) by and among Vertex Pharmaceuticals Incorporated, Vertex Pharmaceuticals (San Diego) LLC and WuXi PharmaTech Co., Ltd. (“WuXi”) dated May 18, 2005, as amended.

Dear Dr. Li:

Reference is herein made to the November 13th Appendix to extend the period of time provided for the negotiation of the Supply Agreement and to that end we propose that (a) * as written in the third sentence of Section 10 of the November 13th Appendix be deleted and replaced with * and (b) * as written in the first sentence of the first bullet point of Section 10 of the November 13th Appendix be deleted and replaced with *.

Except as provided herein, the November 13th Appendix shall remain unchanged and shall govern the conditions of engagement and the Contract Services to be provided thereunder. All capitalized terms not defined herein shall have the meaning in the Agreement attributed thereto.

Please indicate acceptance of the foregoing on behalf of WuXi by signing and returning one copy of this letter of agreement.

VERTEX INCORPORATED

By:
John Condon, Vice President Pharmaceutical Operations

Accepted and agreed:

WUXI PHARMATECH CO., LTD.

By:
Ge Li, Ph.D., CEO
Date:

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3